Exhibit 99.1

Contact:	Melinda Wilson 313-322-3475 mwils106@ford.com

FOR IMMEDIATE RELEASE

FORD MOTOR CREDIT EARNS $734 MILLION
IN THE THIRD QUARTER

DEARBORN, Mich., October 19, 2004 — Ford Motor Credit Company reported net income of $734 million in the third quarter of 2004, up $230 million from $504 million a year earlier. On a pre-tax basis from continuing operations, Ford Motor Credit earned $1.2 billion in the third quarter, compared with $808 million in the previous year. The increase in earnings primarily reflected improved credit loss performance and improved leasing results.

“We’re on track to deliver excellent results this year, as we continue to strengthen our operations,” said Mike Bannister, Chairman and CEO. “Our focus is on being the best partner we can to all of Ford Motor Company’s brands and dealers so that we can help the company sell more vehicles worldwide.”

On September 30, 2004, Ford Motor Credit’s on-balance sheet receivables totaled $132 billion, unchanged from December 31, 2003. Managed receivables were $171 billion on September 30, down $11 billion from $182 billion on December 31, primarily reflecting lower retail and wholesale financing volume.

Ford Motor Credit paid dividends of $1.5 billion during the quarter. On September 30, managed leverage was 13.2 to 1.

Ford Motor Credit Company is one of the world’s largest automotive finance companies and has supported the sale of Ford products since 1959. With nearly 19,000 employees, Ford Motor Credit operates in 36 countries and manages $171 billion in receivables. Ford Motor Credit is an indirect, wholly owned subsidiary of Ford Motor Company. It provides automotive financing for Ford, Lincoln, Mercury, Aston Martin, Jaguar, Land Rover, Mazda and Volvo dealers and customers. More information can be found at http://www.fordcredit.com and at Ford Motor Credit’s investor center, http://www.fordcredit.com/investorcenter/.

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FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended September 30, 2004 and 2003
(in millions)

	Third Quarter		Nine Months
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Financing revenue
Operating leases	$1,406	$1,761	$4,429	$5,741
Retail	1,193	1,268	3,434	3,473
Interest supplements and other support costs earned from affiliated companies	792	851	2,464	2,548
Wholesale	238	168	700	591
Other	54	35	163	196

Total financing revenue	3,683	4,083	11,190	12,549
Depreciation on operating leases	(1,133)	(1,615)	(3,682)	(5,565)
Interest expense	(1,338)	(1,430)	(3,962)	(4,428)

Net financing margin	1,212	1,038	3,546	2,556
Other revenue
Investment and other income related to sales of receivables	506	576	1,636	2,139
Insurance premiums earned, net	46	54	167	179
Other income	271	230	786	736

Total financing margin and revenue	2,035	1,898	6,135	5,610
Expenses
Operating expenses	568	603	1,671	1,726
Provision for credit losses	264	446	641	1,509
Insurance expenses	36	41	147	179

Total expenses	868	1,090	2,459	3,414

Income from continuing operations before income taxes	1,167	808	3,676	2,196
Provision for income taxes	435	306	1,353	848

Income from continuing operations before minority interests	732	502	2,323	1,348
Minority interests in net (loss)/income of subsidiaries	—	(1)	1	2

Income from continuing operations	732	503	2,322	1,346
Income/(loss) from discontinued/held-for-sale operations	2	1	(3)	1

Net income	$734	$504	$2,319	$1,347

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in millions)

	September 30,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Cash and cash equivalents	$10,148	$15,688
Investments in securities	595	611
Finance receivables, net	110,544	108,912
Net investment in operating leases	21,448	23,164
Retained interest in securitized assets	9,473	13,017
Notes and accounts receivable from affiliated companies	1,516	2,060
Derivative financial instruments	5,741	9,842
Assets of discontinued/held-for-sale operations	—	388
Other assets	4,674	5,530

Total assets	$164,139	$179,212

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Accounts payable
Trade, customer deposits, and dealer reserves	$1,475	$1,535
Affiliated companies	1,758	1,258

Total accounts payable	3,233	2,793
Debt	135,336	149,652
Deferred income taxes, net	7,467	6,334
Derivative financial instruments	956	1,370
Liabilities of discontinued/held-for-sale operations	—	37
Other liabilities and deferred income	5,705	6,533

Total liabilities	152,697	166,719

Minority interests in net assets of subsidiaries	12	19

Stockholder’s equity
Capital stock, par value $100 a share, 250,000 shares authorized, issued and outstanding	25	25
Paid-in surplus (contributions by stockholder)	5,117	5,117
Accumulated other comprehensive income	457	420
Retained earnings	5,831	6,912

Total stockholder’s equity	11,430	12,474
Total liabilities and stockholder’s equity	$164,139	$179,212

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
OPERATING HIGHLIGHTS

	Third Quarter		First Nine Months
Financing Shares	2004	2003	2004	2003
United States
Financing share — Ford, Lincoln and Mercury
Retail installment and lease	55%	48%	44%	39%
Wholesale	78	82	79	83
Europe
Financing share — Ford
Retail installment and lease	29%	31%	28%	31%
Wholesale	97	96	97	96
Contract Volume — New and used retail/lease (in thousands)
North America Segment
United States	579	588	1,479	1,551
Canada	46	54	134	156

Total North America Segment	625	642	1,613	1,707
International Segment
Europe	191	205	614	649
Other international	69	70	207	214

Total International Segment	260	275	821	863

Total financing volume	885	917	2,434	2,570

Borrowing Cost Rate*
	4.0%	4.1%	3.8%	4.3%
Charge-offs (in millions)
On-Balance sheet
Retail installment & lease	$340	$443	$999	$1,356
Wholesale	10	21	19	38
Other	(1)	2	(2)	16

Total on-balance sheet charge-offs	$349	$466	$1,016	$1,410

Total Loss-to-receivables Ratios**	1.13%	1.52%	1.10%	1.54%
Managed***
Retail installment & lease	$448	$647	$1,379	$1,922
Wholesale	11	19	20	39
Other	(1)	2	(2)	16

Total managed charge-offs	$458	$668	$1,397	$1,977

Total Loss-to-receivables Ratios	1.07%	1.45%	1.06%	1.41%

— — — — —

* Includes the effect of interest rate swap agreements

** Includes charge-offs on reacquired receivables

Total excluding charge-offs on reacquired receivables	1.07%	1.40%	1.05%	1.49%
*** See appendix for additional information

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
APPENDIX

In evaluating Ford Motor Credit’s financial performance, Ford Motor Credit management uses financial statements and other financial measures in accordance with Generally Accepted Accounting Principles (GAAP). Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of other measures.

KEY TERMS:

•	Managed receivables: receivables reported on Ford Motor Credit’s balance sheet and receivables Ford Motor Credit sold in off-balance sheet securitizations and continues to service.

•	Charge-offs on managed receivables: charge-offs associated with receivables reported on Ford Motor Credit’s balance sheet plus charge-offs associated with receivables that Ford Motor Credit sold in off-balance sheet securitizations and continues to service.

IMPACT OF ON-BALANCE SHEET SECURITIZATION: retail installment receivables reported on Ford Motor Credit’s balance sheet include receivables sold in securitizations. These receivables have been legally sold to Ford Motor Credit sponsored special purpose entities and are available only to pay securitization investors and other participants and are not available to pay the obligations of Ford Motor Credit or the claims of Ford Motor Credit’s creditors. Debt reported on Ford Motor Credit’s balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the legal obligation of Ford Motor Credit.

RECONCILIATION OF MEASURES:

Managed Leverage Calculation	September 30,	December 31,
	2004	2003
	(in billions)
Total debt	$135.3	$149.7
Securitized off-balance sheet receivables outstanding	38.7	49.4
Retained interest in securitized off-balance sheet receivables	(9.5)	(13.0)
Adjustments for cash and cash equivalents	(10.1)	(15.7)
Adjustments for SFAS No. 133	(3.6)	(4.7)

Total adjusted debt	$150.8	$165.7

Total stockholder’s equity (including minority interest)	$11.4	$12.5
Adjustments for SFAS No. 133	0.0	0.2

Total adjusted equity	$11.4	$12.7

Managed leverage (to 1) = adjusted debt / adjusted equity	13.2	13.0
Memo: Financial statement leverage (to 1) = total debt / stockholder’s equity	11.8	12.0

Net Finance Receivables and Operating Leases	Managed Receivables
	On-Balance	Off-Balance
	Sheet	Sheet	Total
	(in billions)
September 30, 2004
Retail installment	$82.1	$20.1	$102.2
Wholesale	21.2	18.6	39.8
Other finance receivables	7.2	0.0	7.2
Net investment in operating leases	21.5	0.0	21.5

Total net finance receivables and operating leases	$132.0	$38.7	$170.7

December 31, 2003
Retail installment	$77.8	$29.1	$106.9
Wholesale	22.5	20.3	42.8
Other finance receivables	8.6	0.0	8.6
Net investment in operating leases	23.2	0.0	23.2

Total net finance receivables and operating leases	$132.1	$49.4	$181.5